1-800-ATTORNEY, Inc.
                         Form 10-KSB - December 31, 2001

                                    EXHIBITS

                                                                    EXHIBIT 23.0
                                                                    ------------



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the following Registration Statements of our report dated March 8, 2002, with respect to the consolidated financial statements of 1-800-ATTORNEY, Inc., formerly Attorneys.com, Inc., included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001.

                  Registration
                  Statement
Form              Number            Description
-------------------------------------------------------------------------------
S-8               333-27629                 1996 Stock Plan
S-8               333-46688                 1996 Stock Plan
S-8               333-86793                 1996 Stock Plan
S-3               333-86741                 Registration of 225,000 shares of
                                            common stock





                                                      /s/ ERNST & YOUNG LLP

Orlando, Florida
March 29, 2002